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                                                                   Exhibit 10.2


                                LEASE AMENDMENT 1



THIS LEASE AMENDMENT dated as of January 30, 1996, between 4501 Daly, L.P., a Virginia Limited Partnership ("Landlord") having an office at 4501 Daly Drive, Chantilly, Virginia, and DIDAX, L.L.C., a Virginia Limited Liability Company ("Tenant") having an office at 4501 Daly Drive, Chantilly, Virginia, recites and provides

RECITALS:

By the lease dated as of September 12, 1995 (the "Existing Lease"), Landlord leased to Tenant, and Tenant leased from Landlord, certain premises identified as Suite 103 at the Gordon Building, 4501 Daly Drive, Chantilly, Virginia.

Tenant now desires to lease an additional suite identified as Suite 105 in the Building from the Landlord and Landlord desires to lease Suite 105 to Tenant for the remainder of the term under the Existing Lease. Landlord and Tenant, therefore, desire to amend the Existing Lease as more particularly set forth below by entering into this Lease Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, the mutual agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows.

     1. Demised Premises. For and in consideration of the rent hereafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby like, lease and accept from Landlord from the date hereof through the expiration of the Term (as defined in Section 1.5 of the Existing Lease), and upon the terms and conditions set forth hereafter and in the Lease, approximately 2,063 square feet of additional office space known as Suite No. 105 ("the Additional Demised Premises") of the Building. The Additional Demised Premises is outlined on the floor plan attached hereto as Exhibit A. Tenant has inspected and approved the Additional Demised Premises, and agrees to lease the same "AS-IS" except for the modifications described below in Exhibit B. The "Demised Premises" as described in Section 1.1 of the Existing Lease shall be referred to herein as the "Existing Demised Premises."

     2. Lease Commencement Date. The Lease Commencement Date in respect of the Existing Demised Premises shall continue to be as set forth in the Existing Lease. The Lease Commencement Date in respect of the Additional Demised Premises shall be February 1, 1996.

     3. Base Rent. The Annual Base Rent and Monthly Base Rent in respect to the Existing Demised Premises shall continue to be as set forth in the Existing Lease. In addition to the Annual Base Rent and Monthly Base Rent in respect of the Existing Demised Premises, Tenant shall pay, in lawful money of the United States, rental payments in accordance with the following schedule.

     02/01/96 - 09/30/96    $12.75 per square foot per year, full service $2,191.94
     10/01/96 - 09/31/97    $13.13 per square foot per year, full service $2,257.27
     10/01/97 - 09/30/98    $13.53 per square foot per year, full service $2,326.03


     If the Lease Commencement Date in respect to the Additional Demised Premises is a date later
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     than February 1, 1996, rent for the period commencing with and including the Lease Commencement Date in respect of the Additional Demised Premises and ending on and including the day prior to the first day of the following month shall be prorated at the rate of one-thirtieth (1/30th) of the Monthly Base Rent in respect of the Additional Premises per day and shall be due and payable on the Lease Commencement Date in respect of the Demised Premises.

     4. Additional Rent. Tenant shall continue to pay additional rent for Operating Expenses and for Real Estate Taxes in respect of the Demised Premises as set forth in the Existing Lease. In addition and notwithstanding any other provisions of the Lease, Tenant shall pay additional rent for Operating Expenses and Real Estate Taxes in respect of the Additional Demised Premises of 3.04% of the amount by which the sum of the Operating Expenses and the Real Estate Taxes exceeds the Base Year 1996. Tenant's total percentage of the building is now 7.45%. Tenant shall begin paying such amounts for Operating Expenses and Real Estate Taxes in respect to the Additional Demised Premises as set forth in the Existing Lease.

     5. Ratification. Except as amended herein, the Existing Lease is ratified and shall continue in full force.

WITNESS the following signatures:

Landlord:

4501 Daly, L.P.

By: William H. Gordon
    ----------------------------

Its: General Partner 4501
     ---------------------------

TENANT:


DIDAX L.L.C.,

By: /s/ R.C. Varney
    ----------------------------

Its: Chairman & CEO
    ---------------------------
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                                    EXHIBIT A


               The Gordon Building First Floor Job. No. 265.01-88

                                                        Date:  February 15, 1995

                                                                  EATON
                                                                  DESIGN GROUP
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                                    Exhibit B

                                 Work Agreement

As soon as reasonably practicable after the full execution of this Lease Amendment, Landlord, at Landlord's sole cost and expense, shall provide an opening between the Demised Premises (Suite 105) and the Existing Demised Premises (Suite 103). Said opening shall be no less than four (4) feet wide and no greater than six (6) feet wide. The height of the opening shall be approximately equivalent to a standard door height. Landlord, at Landlord's sole discretion, shall determine the exact location of the opening.